UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2014

MOELIS & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36418	46-4500216

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 5th Floor
New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 883-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition

On October 29, 2014, Moelis & Company (the “Company”) issued a press release announcing financial results for its third quarter ended September 30, 2014.

A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

Item 5.08        Shareholder Director Nominations

The Company’s 2015 annual meeting of stockholders is expected to be held on or about June 12, 2015.   The Company expects that stockholders of record as of the close of business on or about April 21, 2015 will be entitled to receive notice of and vote at the meeting, and notice of the meeting is expected to be mailed on or about April 28, 2015.

Proposals by stockholders and submissions by stockholders of director nominees for consideration at the 2015 annual meeting should be submitted in writing to Moelis & Company, 399 Park Avenue, 5th Floor, New York, NY 10022, Attention: Corporate Secretary.  All proposals and submissions must be delivered to and received by the Company’s Corporate Secretary on or before the Company’s close of business on December 29, 2014.  Such proposals and submissions must also comply with all applicable provisions of the Company’s Amended and Restated Bylaws, Delaware law, and, the rules and regulations promulgated by the Securities and Exchange Commission.

Item 9.01        Financial Statements and Exhibits

(d)                              Exhibits:

Exhibit Number	Description
99.1	Press release of Moelis & Company dated October 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOELIS & COMPANY

	By:	/s/ Joseph Simon
Name: Joseph Simon
Title: Chief Financial Officer

Date: October 29, 2014

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Moelis & Company dated October 29, 2014.